Exhibit 99.3
EOP Operating Limited Partnership Commences Cash Tender Offers and Related Consent Solicitations
for $8.4 Billion of its Outstanding Debt Securities
CHICAGO, December 26, 2006 -— Equity Office Properties Trust (NYSE: EOP) announced today that its subsidiary, EOP Operating Limited Partnership, has commenced cash tender offers in respect of an aggregate of approximately $8.4 billion of its outstanding unsecured debt securities, which we refer to as the “Notes.” The Notes comprise the fixed rate notes and debentures that are identified in the table below (the “Fixed Rate Notes”), the Floating Rate Notes due 2010, the Floating Rate Notes due 2014 and the Internotes identified in the Offer to Purchase referred to below, in each case issued by EOP Operating Limited Partnership. The tender offer for each series of Notes is being conducted concurrently with a related consent solicitation to amend the terms of such Notes and the applicable indentures pursuant to which they were issued. The tender offers and consent solicitations are being conducted in connection with the previously announced agreement of Equity Office Properties Trust (“Equity Office”) and EOP Operating Limited Partnership to be merged with affiliates of The Blackstone Group. The completion of the tender offers and consent solicitations is not a condition to completion of such mergers.
The offer for each issue of Notes will expire at 8:00 a.m., New York City time, on February 8, 2007, unless extended or earlier terminated by EOP Operating Limited Partnership (the “Offer Expiration Date”). Holders who wish to receive the total consideration referred to below must validly tender and not validly withdraw their Notes on or prior to 5:00 p.m., New York City time, on January 9, 2007, unless extended or earlier terminated (the “Consent Payment Deadline”).
Holders tendering their Notes will be required to consent to proposed amendments to the Notes and to the indentures governing the Notes, which would eliminate substantially all of the restrictive covenants contained in the indentures and the Notes, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including certain provisions relating to defeasance, contained in the indentures and the Notes. Holders may not tender their Notes without also delivering consents and may not deliver consents without also tendering their Notes.
The total consideration for each $1,000 principal amount of Fixed Rate Notes validly tendered and not validly withdrawn pursuant to the tender offer therefor is the price (calculated as described in the Offer to Purchase referred to below) equal to (i) the sum of (a) the present value, determined in accordance with standard market practice, on the payment date for purchased Fixed Rate Notes of $1,000 principal amount payable on the applicable maturity date for the Fixed Rate Notes plus (b) the present value of the interest that would be payable on, or accrue from, the last interest payment date prior to such payment date until the applicable maturity date for the Fixed Rate Notes, in each case determined on the basis of a yield to such maturity date equal to the sum of (A) the yield to maturity on the applicable U.S. Treasury Security specified in the table below, as calculated by Goldman, Sachs & Co. in accordance with standard market practice, based on the bid-side price of such reference security as of 11:00 a.m., New York City time, on the tenth business day immediately preceding the originally scheduled Offer Expiration Date, as displayed on the page of the Bloomberg Government Pricing Monitor specified in the table below plus (B) the Applicable Spread (as shown in the table below), minus (ii) accrued and unpaid interest to, but not including, the payment date. The total consideration for each $1,000 principal amount of the Floating Rate Notes due 2010 validly tendered and not validly withdrawn pursuant to the tender offer for such Notes is $1,040 and the total consideration for each $1,000 principal amount of Floating Rate Notes due 2014 validly tendered and not validly withdrawn pursuant to the tender offer for such Notes is $1,083. The total consideration for each $1,000 principal amount of Internotes validly tendered and not validly withdrawn pursuant to each tender offer for such Notes is $1,000.
The total consideration described above includes a consent payment of $50.00 per $1,000 principal amount of Fixed Rate Notes, Floating Rate Notes due 2010 and Floating Rate Notes due 2014, and $10.00 per $1,000 principal amount of Internotes, payable in respect of Notes validly tendered and not validly withdrawn and as to which consents to the proposed amendments are delivered on or prior to the Consent Payment Deadline, subject to the terms and conditions of the tender offers and consent solicitations. Holders of the Notes must validly tender and not validly withdraw Notes on or prior to the Consent Payment Deadline in order to be eligible to receive the applicable total consideration (which includes the applicable consent payment described in the foregoing sentence) for such Notes purchased in the tender offers. Holders who validly tender their Notes after the Consent Payment Deadline and on or prior to the Offer Expiration Date will be eligible to receive the tender offer consideration which is an amount, paid in cash, equal to the applicable total consideration less the applicable consent payment.

In each case, holders whose Notes are accepted for payment in the tender offers will receive accrued and unpaid interest in respect of such purchased Notes from the last interest payment date to, but not including, the payment date for Notes purchased in the tender offers.
The following table summarizes the material terms of the tender offers for the Fixed Rate Notes:

	Principal				Relevant
	Amount	Security	Applicable	Reference	Bloomberg
CUSIP No.	Outstanding	Description	Spread	Security	Page

1995 Indenture Notes (each issue of the 1995 Indenture Notes will vote in the consent solicitations as a separate class)

848503AH1	$150,000,000	6.750% Notes due 2008	25 bps	4.375% UST due 12/31/07	PX4

848503AM0	$200,000,000	7.250% Notes due 2009	25 bps	3.125% UST due 04/15/09	PX5

848497AA1	$150,000,000	7.125% Notes due 2009	20 bps	4.000% UST due 06/15/09	PX5

848503AP3	$200,000,000	7.650% Notes due 2010	25 bps	4.375% UST due 12/15/10	PX6

848503AG3	$200,000,000	7.350% Debentures due 2017	25 bps	4.625% UST due 11/15/16	PX1

848497AB9	$150,000,000	7.500% Debentures due 2027	25 bps	4.500% UST due 02/15/36	PX1

1997 Indenture Notes (all 1997 Indenture Notes will vote in the consent solicitations as a single class)

268766AV4/ 268766AT9	$300,000,000	6.763% Notes due 2007	25 bps	3.500% UST due 05/31/07	PX3

268766BD3	$50,000,000	7.410% Notes due 2007	25 bps	4.000% UST due 08/31/07	PX3

268766AJ1	$300,000,000	6.750% Notes due 2008	25 bps	3.375% UST due 02/15/08	PX4

268766BF8	$500,000,000	6.800% Notes due 2009	25 bps	3.250% UST due 01/15/09	PX5

268766BN1	$360,000,000	8.100% Notes due 2010	25 bps	3.875% UST due 07/15/10	PX5

268766AM4	$250,000,000	7.250% Notes due 2018	25 bps	4.625% UST due 11/15/16	PX1

268766AS1	$225,000,000	7.250% Notes due 2028	160 bps	4.500% UST due 02/15/36	PX1

268766BH4	$200,000,000	7.500% Notes due 2029	160 bps	4.500% UST due 02/15/36	PX1

	Principal				Relevant
	Amount	Security	Applicable	Reference	Bloomberg
CUSIP No.	Outstanding	Description	Spread	Security	Page

2000 Indenture Fixed Rate Notes (all 2000 Indenture Fixed Rate Notes will vote in the consent solicitations as a single class, voting together with the Floating Rate Notes and the Internotes)

268766BT8	$600,000,000	7.750% Notes due 2007	25 bps	3.000% UST due 11/15/07	PX3

268766CB6	$800,000,000	4.650% Notes due 2010	15 bps	3.875% UST due 09/15/10	PX5

268766BU5	$1,100,000,000	7.000% Notes due 2011	25 bps	5.125% UST due 06/30/11	PX6

268766BW1	$500,000,000	6.750% Notes due 2012	25 bps	4.875% UST due 02/15/12	PX6

268766BY7	$500,000,000	5.875% Notes due 2013	25 bps	3.875% UST due 02/15/13	PX6

268766BZ4	$1,000,000,000	4.750% Notes due 2014	20 bps	4.000% UST due 02/15/14	PX7

268766BV3	$300,000,000	7.875% Notes due 2031	160 bps	4.500% UST due 02/15/36	PX1
Each tender offer and consent solicitation is being made independently of the other tender offers and consent solicitations and EOP Operating Limited Partnership reserves the right to terminate, withdraw or amend each tender offer and consent solicitation independently of the other tender offers and consent solicitations at any time from time to time.
Concurrently with the tender offers and consent solicitations, EOP Operating Limited Partnership is separately soliciting consents of holders of its 4.00% Exchangeable Senior Notes due 2026 to proposed amendments to the indenture for the Exchangeable Notes (as it relates to such Exchangeable Notes), to the Exchangeable Notes themselves and to the registration rights agreement relating to the Exchangeable Notes. The consent solicitation relating to the Exchangeable Notes and the tender offers and consent solicitations for the Notes are not conditioned upon each other. The terms of the consent solicitation for the Exchangeable Notes are described in more detail in the press release issued by Equity Office today relating to such transaction.
The tender offers and consent solicitations relating to the Notes are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 26, 2006 (the “Offer to Purchase”), and the related Consent and Letter of Transmittal. The tender offers and consent solicitations are subject to the satisfaction of certain conditions, including receipt of consents sufficient to approve the proposed amendments and the mergers of Equity Office and EOP Operating Limited Partnership with affiliates of The Blackstone Group pursuant to the previously announced merger agreement having occurred, or such mergers occurring substantially concurrent with the Offer Expiration Date. Further details about the terms and conditions of the tender offers and the consent solicitations are set forth in the Offer to Purchase.
EOP Operating Limited Partnership has retained Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the lead Dealer Managers for the tender offers and Solicitation Agents for the consent solicitations, and they can be contacted at (877) 686-5059 (toll-free) ((212) 357-0775 (collect)) and (888) 654-8637 (toll-free) ((212) 449-4914 (collect)), respectively. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are also acting as Dealer Managers and Solicitation Agents in connection with the tender offers and the consent solicitations. The Offer to Purchase and other documents relating to the tender offers and consent solicitations are expected to be distributed to holders beginning today. Requests for documentation may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).
This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to buy the Notes is only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that EOP Operating Limited Partnership is distributing to holders of Notes. The tender offers and consent solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, the tender offers and consent solicitations will be deemed to be made on behalf of EOP Operating Limited Partnership by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Equity Office Properties Trust
Equity Office, operating through its various subsidiaries and affiliates, is the largest publicly traded owner and manager of office properties in the United States by square footage. At September 30, 2006, Equity Office had a national office portfolio comprised of whole or partial interests in 585 office buildings located in 16 states and the District of Columbia. As of that date, Equity Office had an ownership presence in 24 Metropolitan Statistical Areas (MSAs) and in 100 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers.
EOP Operating Limited Partnership is a Delaware limited partnership through which Equity Office conducts substantially all of its business. EOP Operating Limited Partnership owns, either directly or indirectly through subsidiaries, substantially all of the assets of Equity Office.
Forward Looking Statements
This press release contains certain forward-looking statements based on current Equity Office management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results, performance or transactions of Equity Office and its subsidiaries to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to: (1) the failure to satisfy the conditions to completion of the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required shareholder approval; (2) the failure to obtain the necessary financing arrangements set forth in the commitment letters received by Blackhawk Parent LLC (an affiliate of The Blackstone Group) in connection with the proposed mergers and the actual terms of such financings; (3) the failure of the proposed mergers to close for any other reason; (4) the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement; (5) the outcome of the legal proceedings that have been, or may be, instituted against Equity Office and others following the announcement of the proposed mergers; (6) the risks that the proposed transactions disrupt current plans and operations including potential difficulties in employee retention; (7) the amount of the costs, fees, expenses and charges related to the proposed mergers; and (8) the substantial indebtedness that will need to be incurred to finance consummation of the proposed mergers and related transactions, including the tender offers and consent solicitations and other refinancings of Equity Office and its subsidiaries; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Equity Office’s and EOP Operating Limited Partnership’s filings with the Securities and Exchange Commission (“SEC”). Many of the factors that will determine the outcome of the subject matter of this press release are beyond Equity Office’s ability to control or predict. Equity Office undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information About the Mergers and Where to Find It
In connection with proposed merger transactions involving Equity Office and EOP Operating Limited Partnership and affiliates of The Blackstone Group, Equity Office filed a preliminary proxy statement with the SEC on December 14, 2006. Equity Office will also file a definitive proxy statement and other relevant documents with the SEC in connection with the proposed merger transactions, and will furnish the definitive proxy statement to Equity Office’s shareholders. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTIONS. Shareholders will be able to obtain the proxy statement and all other relevant documents filed by Equity Office with the SEC free of charge at the SEC’s website at www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (800) 692-5304 or at www.equityoffice.com. The contents of the Equity Office website are not made part of this press release.
Equity Office and its trustees and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information about the Company and its trustees and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement relating to the proposed mergers described above.

CONTACT:	Equity Office Properties Trust Beth Coronelli, 312-466-3286 (Investors/Analysts) Terry Holt, 312-466-3102 (Media)

SOURCE:	Equity Office Properties Trust